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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS



Board of Directors and Stockholders
EKCO Group, Inc.

     We consent to incorporation by reference in the Registration Statement on Form S-8 (File No. 33-42785) pertaining to the 1984 and 1985 Restricted Stock Purchase Plans of EKCO Group, Inc., in the Registration Statement on Form S-8 (File No. 33-50800) pertaining to the 1984 Employee Stock Purchase Plan of EKCO Group, Inc., in the Registration Statement on Form S-8 (File No. 33-50802) pertaining to the 1987 Stock Option Plan of EKCO Group, Inc., in the Registration Statement on Form S-8 (File No. 33-29448) pertaining to the 1988 Directors' Stock Option Plan of EKCO Group, Inc., and in the Registration Statement on Form S-3 (File No. 33-58319) pertaining to the Dividend Reinvestment and Stock Purchase Plan of EKCO Group, Inc., of our report dated February 12, 1999 relating to the consolidated balance sheets of EKCO Group, Inc. and subsidiaries as of January 3, 1999 and December 28, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the fiscal years in the three-year period ended January 3, 1999, which report is included in the January 3, 1999 Annual Report on Form 10-K of EKCO Group, Inc.



                                                       /S/ KPMG Peat Marwick LLP


Boston, Massachusetts
March 29, 1999